As filed with the Securities and Exchange Commission on November 27,  2002

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOYS “R” US, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

22-3260693
(I.R.S. Employer Identification No.)

461 From Road
Paramus, New Jersey 07562
 (Address of Principal Executive Offices) (Zip Code)

Toys “R” Us, Inc.
2001 Stock Option and Performance Incentive Plan
(Full Title of the Plan)

Louis Lipschitz
Executive Vice President—Chief Financial Officer
Toys “R” Us, Inc.
461 From Road
Paramus, New Jersey 07652
 (Name and Address, Including Zip Code of Agent for Service)

(201) 262-7800
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Glenn M. Reiter, Esq.
Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.10 per share (1) (2) (3)	5,000,000 shares	12.43(4)	62,150,000.00(4)	5,717.80

(l)	Represents the number of shares of Common Stock authorized for issuance pursuant to the Registrant’s 2001 Stock Option and Performance Incentive.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the 2001 Stock Option and Performance Incentive Plan.
(3)	Each share of Common Stock to be issued pursuant to the 2001 Stock Option and Performance Incentive Plan includes one common stock purchase right. Prior to the occurrence of certain events, the common stock purchase rights will not be exercisable or evidenced separately from the Common Stock. Value attributable to these common stock purchase rights, if any, is reflected in the market price of the Common Stock, and the common stock purchase rights are issued for no additional consideration. Accordingly, there is no offering price for the common stock purchase rights, and no registration fee is required.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange Composite Tape on November 20, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified in Part I of Form-8 will be sent or given to participants in the 2001 Stock Option and Performance Incentive Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2002.

2. The Company’s Notice of Annual Meeting of Stockholders and Proxy Statement on Schedule 14A as filed on May 1, 2002.

3. The Company’s Quarterly Reports on Form l0-Q and 10-Q/A for the quarterly periods ended May 4, 2001, August 3, 2002.

4. The Company’s Current Reports on Form 8-K and 8-K/A dated May 20, 2002, September 12, 2002 and September 13, 2002.

5. The description of the Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on June 18, 1979.

6. The description of the common stock purchase rights contained in Item 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on January 16, 1998, as amended by the Company’s Current Report on Form 8-K as filed on April 16, 1999.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

The validity of the issuance of the Common Stock being registered hereby is being passed upon by Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, counsel for the Company.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any present or former director, officer, employee or agent made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against liabilities, costs and expenses actually and reasonably incurred by him in his capacity as a director or officer or arising out of such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to eliminate or limit its directors’ personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (1) a breach of the duty of loyalty, (2) failure to act in good faith, (3) intentional misconduct or knowing violation of law, (4) willful or negligent violations of certain provisions of the Delaware General Corporation Law (Sections 174, 160 and 173) imposing certain requirements with respect to stock purchases, redemptions and dividends or (5) any transaction from which the director derived an improper personal benefit.

The above provisions of the Delaware General Corporation Law are non-exclusive.

Our restated certificate of incorporation contains a provision eliminating the personal liability for monetary damages of our directors to the full extent permitted under the Delaware General Corporation Law. The Delaware General Corporation Law contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. Our Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by us to the extent permitted by the Delaware General Corporation Law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding.

We have entered into indemnification agreements with each of our directors and certain of our senior officers and intend to enter into indemnification agreements with each of our future directors and certain of our future senior officers. Pursuant to these indemnification agreements, we have agreed to indemnify such persons against certain liabilities, including any liabilities arising out of this Registration Statement.

We maintain a standard form of officers’ and directors’ liability insurance policy, which provides coverage to our officers and directors for certain liabilities.

For the undertaking with respect to indemnification, see Item 9.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

Exhibit No.		Document

4.1	–	Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 of Form 8-B filed on January 3, 1996 and incorporated herein by reference).
4.2	–	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Form 8-B filed on January 3, 1996 and incorporated herein by reference). An amendment dated March 11, 1997 to Amended and Restated By-Laws of the Registrant (filed as Exhibit 3B to the Registrant’s Annual Report on Form 10-K for the year ended February 1, 1997 and incorporated herein by reference).
4.3	–	Form of Common Stock Certificate (filed as Exhibit 4.3 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).

Exhibit No.		Document

4.4	–	Amended and Restated Rights Agreement, dated as of April 16, 1999, by and between the Registrant and American Stock Transfer & Trust Company (filed as Exhibit 1 to the Registrant’s Current Report on Form 8-K dated April 16, 1999 and incorporated herein by reference). The Rights Agreement includes the form of Rights Certificate (as Exhibit A thereto) and the Summary of Rights to Purchase Common Stock (as Exhibit B thereto).
4.5	–	Toys “R” Us, Inc. 2001 Stock Option and Performance Incentive Plan. (incorporated herein by reference to Exhibit B to the Registrant’s Proxy Statement on Schedule 14A as filed on April 30, 2001).
4.6	–	Form of Rights (included in Exhibit 4.4).
4.7	–	Form of Indenture dated as of January 1, 1987 between the Registrant and United Jersey Bank, as trustee, pursuant to which securities in one or more series in an unlimited amount may be issued by the Registrant (filed as Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 No. 33-11461 filed on January 22, 1987 and incorporated herein by reference).
4.8	–	Form of Registrant’s 8¼% Sinking Fund Debentures due 2017 (filed as Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 No. 33-11461 filed on January 22, 1987 and incorporated herein by reference).
4.9	–	Form of Indenture between the Registrant and United Jersey Bank, as trustee, pursuant to which securities in one or more series up to $300,000,000 in principal amount may be issued by the Registrant (filed as Exhibit 4 to the Registrant’s Registration Statement on Form S-3 No. 33-42237 filed on August 31, 1991 and incorporated herein by reference).
4.10	–	Form of Registrant’s 8¾% Debentures due 2021 (filed as Exhibit 4 to the Registrant’s Current Report on Form 8-K dated August 29, 1991 and incorporated herein by reference).
4.11	–	Indenture, dated July 24, 2001, between the Registrant and The Bank of New York, as trustee (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4, No. 333-73800 filed on November 20, 2001 and incorporated herein by reference).
4.12	–	Form of Registrant’s 6.875% Notes due 2006 and form of Registrant’s 7.25% Notes due 2011 (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4, No. 333-73800 filed on November 20, 2001 and incorporated herein by reference).
4.13	–	Form of Purchase Contract Agreement to be entered into between the Registrant and The Bank of New York, as purchase contract agent (filed as Exhibit 4.12 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.14	–	Form of Registrant’s Equity Security Units (filed as Exhibit 4.13 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.15	–	Form of Indenture to be entered into between the Registrant and The Bank of New York, as trustee (filed as Exhibit 4.14 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.16	–	Form of Supplemental Indenture to be entered into between the Registrant and The Bank of New York, as trustee (filed as Exhibit 4.15 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).

Exhibit No.		Document

4.17	–	Form of Registrant’s Senior Note to be issued in connection with Registrant’s Equity Security Units (filed as Exhibit 4.16 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.18	–	Form of Pledge Agreement to be entered into among the Registrant, JPMorgan Chase Bank, as collateral agent and securities intermediary and The Bank of New York, as purchase contract agent (filed as Exhibit 4.17 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.19	–	Form of Remarketing Agreement to be entered into between the Registrant and a remarketing agent to be named later (filed as Exhibit 4.18 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.20	–	Five-Year Credit Agreement, dated as of September 19, 2001, among the Registrant, the lenders party thereto, The Bank of New York, as Administrative Agent, Citibank, N.A., and J.P. Morgan Chase, as Co-Syndication Agents, and Credit Suisse First Boston, First Union National Bank, The Dai-Ichi Kangyo Bank, Ltd. and Societe General, as Co-Documentation Agents, and BNY Capital Markets, Inc., as Lead Manager and Book Manager (filed as Exhibit 4.19 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.21	–	364-Day Credit Agreement, dated as of September 19, 2001, among the Registrant, the lenders party thereto, The Bank of New York, as Administrative Agent, Citibank, N.A., and J.P. Morgan Chase, as Co-Syndication Agents, and Credit Suisse First Boston, First Union National Bank, The Dai-Ichi Kangyo Bank, Ltd. and Societe General, as Co-Documentation Agents, and BNY Capital Markets, Inc., as Lead Manager and Book Manager (filed as Exhibit 4.20 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
5*	–	Opinion of Simpson Thacher & Bartlett.
23.1*	–	Consent of Ernst & Young LLP.
23.2*	–	Consent of Simpson Thacher & Bartlett (included in Exhibit 5).
24*	–	Power of attorney (included in the signature pages to the Registration Statement).

*	filed herewith

Item 9.   Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on this 27th day of November, 2002.

TOYS “R” US, INC.

By: /s/ John H. Eyler, Jr.
John H. Eyler, Jr.
Chairman, Chief Executive
Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Eyler, Jr. and Louis Lipschitz, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 27, 2002.

Signature	Title
/s/ John H. Eyler, Jr. John H. Eyler, Jr.	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Louis Lipschitz Louis Lipschitz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dorvin D. Lively Dorvin D. Lively	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Charles Lazarus Charles Lazarus	Director, Chairman Emeritus

/s/ RoAnn Costin RoAnn Costin	Director

/s/ Roger Farah Roger Farah	Director

/s/ Peter A. Georgescu Peter A. Georgescu	Director

/s/ Michael Goldstein Michael Goldstein	Director

Calvin Hill	Director

/s/ Nancy Karch Nancy Karch	Director

/s/ Norman S. Matthews Norman S. Matthews	Director

/s/ Arthur B. Newman Arthur B. Newman	Director

Exhibit Index

Exhibit No.		Document

4.1	–	Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 of Form 8-B filed on January 3, 1996 and incorporated herein by reference).
4.2	–	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Form 8-B filed on January 3, 1996 and incorporated herein by reference). An amendment dated March 11, 1997 to Amended and Restated By-Laws of the Registrant (filed as Exhibit 3B to the Registrant’s Annual Report on Form 10-K for the year ended February 1, 1997 and incorporated herein by reference).
4.3	–	Form of Common Stock Certificate (filed as Exhibit 4.3 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.4	–	Amended and Restated Rights Agreement, dated as of April 16, 1999, by and between the Registrant and American Stock Transfer & Trust Company (filed as Exhibit 1 to the Registrant’s Current Report on Form 8-K dated April 16, 1999 and incorporated herein by reference). The Rights Agreement includes the form of Rights Certificate (as Exhibit A thereto) and the Summary of Rights to Purchase Common Stock (as Exhibit B thereto).
4.5	–	Toys “R” Us, Inc. 2001 Stock Option and Performance Incentive Plan. (incorporated herein by reference to Exhibit B to the Registrant’s Proxy Statement on Schedule 14A as filed on April 30, 2001).
4.6	–	Form of Rights (included in Exhibit 4.4).
4.7	–	Form of Indenture dated as of January 1, 1987 between the Registrant and United Jersey Bank, as trustee, pursuant to which securities in one or more series in an unlimited amount may be issued by the Registrant (filed as Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 No. 33-11461 filed on January 22, 1987 and incorporated herein by reference).
4.8	–	Form of Registrant’s 8¼% Sinking Fund Debentures due 2017 (filed as Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 No. 33-11461 filed on January 22, 1987 and incorporated herein by reference).
4.9	–	Form of Indenture between the Registrant and United Jersey Bank, as trustee, pursuant to which securities in one or more series up to $300,000,000 in principal amount may be issued by the Registrant (filed as Exhibit 4 to the Registrant’s Registration Statement on Form S-3 No. 33-42237 filed on August 31, 1991 and incorporated herein by reference).
4.10	–	Form of Registrant’s 8¾% Debentures due 2021 (filed as Exhibit 4 to the Registrant’s Current Report on Form 8-K dated August 29, 1991 and incorporated herein by reference).
4.11	–	Indenture, dated July 24, 2001, between the Registrant and The Bank of New York, as trustee (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4, No. 333-73800 filed on November 20, 2001 and incorporated herein by reference).
4.12	–	Form of Registrant’s 6.875% Notes due 2006 and form of Registrant’s 7.25% Notes due 2011 (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4, No. 333-73800 filed on November 20, 2001 and incorporated herein by reference).
4.13	–	Form of Purchase Contract Agreement to be entered into between the Registrant and The Bank of New York, as purchase contract agent (filed as Exhibit 4.12 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).

Exhibit No.		Document

4.14	–	Form of Registrant’s Equity Security Units (filed as Exhibit 4.13 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.15	–	Form of Indenture to be entered into between the Registrant and The Bank of New York, as trustee (filed as Exhibit 4.14 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.16	–	Form of Supplemental Indenture to be entered into between the Registrant and The Bank of New York, as trustee (filed as Exhibit 4.15 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.17	–	Form of Registrant’s Senior Note to be issued in connection with Registrant’s Equity Security Units (filed as Exhibit 4.16 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.18	–	Form of Pledge Agreement to be entered into among the Registrant, JPMorgan Chase Bank, as collateral agent and securities intermediary and The Bank of New York, as purchase contract agent (filed as Exhibit 4.17 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.19	–	Form of Remarketing Agreement to be entered into between the Registrant and a remarketing agent to be named later (filed as Exhibit 4.18 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.20	–	Five-Year Credit Agreement, dated as of September 19, 2001, among Toys “R” Us, Inc., the lenders party thereto, The Bank of New York, as Administrative Agent, Citibank, N.A., and J.P. Morgan Chase, as Co-Syndication Agents, and Credit Suisse First Boston, First Union National Bank, The Dai-Ichi Kangyo Bank, Ltd. and Societe General, as Co-Documentation Agents, and BNY Capital Markets, Inc., as Lead Manager and Book Manager (filed as Exhibit 4.19 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
4.21	–	364-Day Credit Agreement, dated as of September 19, 2001, among Toys “R” Us, Inc., the lenders party thereto, The Bank of New York, as Administrative Agent, Citibank, N.A., and J.P. Morgan Chase, as Co-Syndication Agents, and Credit Suisse First Boston, First Union National Bank, The Dai-Ichi Kangyo Bank, Ltd. and Societe General, as Co-Documentation Agents, and BNY Capital Markets, Inc., as Lead Manager and Book Manager (filed as Exhibit 4.20 to Registrant’s Amendment No. 1 to Registration Statement on Form S-3, No. 333-84254 and incorporated herein by reference).
5	–	Opinion of Simpson Thacher & Bartlett.
23.1	–	Consent of Ernst & Young LLP.
23.2	–	Consent of Simpson Thacher & Bartlett (included in Exhibit 5).
24	–	Power of attorney (included in the signature pages to the Registration Statement).